Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@L3Harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@L3Harris.com

L3Harris Reports Strong Third Quarter 2019 Results with Double-Digit Revenue Growth, Margin Expansion Across all Segments and Robust Cash Flow

•	3Q19 revenue $4.4 billion; up 187% GAAP, up 10% versus prior-year combined[1]; funded book-to-bill 1.13 and funded backlog up 10% to $16.5 billion

•	3Q19 GAAP EPS from continuing operations up 7% to $1.90; non-GAAP[2] up 26% versus prior-year combined to $2.58

•	3Q19 operating cash flow of $81 million; adjusted free cash flow[3] of $618 million

•	YTD19 revenue $8.0 billion, up 68% GAAP; combined revenue $13.2 billion, up 10% versus prior-year combined

•	YTD19 GAAP EPS from continuing operations up 19% to $6.13; combined non-GAAP[2] up 27% versus prior-year combined to $7.23

•	YTD19 combined operating cash flow of $797 million; adjusted free cash flow[3] up 73% to $1.6 billion

•	Increased EPS guidance and tightened free cash flow to the higher end of the range
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MELBOURNE, Fla., October 30, 2019 — L3Harris Technologies, Inc. (NYSE:LHX) reported third quarter 2019 revenue of $4.4 billion, up 10% compared with prior-year combined revenue. GAAP earnings per diluted share (EPS) from continuing operations increased 7% to $1.90, and non-GAAP EPS2 increased 26% versus prior-year combined EPS to $2.58. Net income increased 104% to $435 million, and adjusted earnings before interest and taxes (EBIT)2 increased 25% versus prior-year combined to $766 million with margin expansion of 210 basis points (bps) to 17.4%.

"L3Harris is off to a great start as a new company and delivered strong third quarter results with double-digit revenue growth and strong margin expansion, including the benefit of integration, and returned more than $900 million to shareholders in dividends and share repurchases," said William M. Brown, Chairman and Chief Executive Officer. "These results, together with strong first half combined performance, successful execution against our strategic priorities and solid backlog, give us confidence to raise EPS guidance for the year."

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1In this release, "combined" means, in the case of prior-year results, L3 and Harris combined results for the applicable prior-year period on the basis described in the Basis of Preparation paragraphs below, including regarding adjustments for certain items; and in the case of year-to-date and first half 2019 results, including L3 results for the first half of 2019 on the same basis.
2Excludes discontinued operations and merger deal and integration costs and amortization of acquisition-related items and other prior-period items; refer to Basis of Preparation paragraphs below and reconciliations of GAAP to non-GAAP financial measures in the attached tables.
3Adjusted to add back cash flow for merger deal and integration costs and pension pre-funding; refer to reconciliations of GAAP to non-GAAP financial measures in the attached tables.

Summary Financial Results

($ millions, except per share data)	Third Quarter			Year-to-Date
	CY 2019	CY 2018	Change	CY 2019	CY 2018	Change
(GAAP comparison)
Revenue	$4,431	$1,542	187%	$8,024	$4,765	68%
Net income	$435	$213	104%	$946	$622	52%
Net income margin	9.8%	13.8%	(400)bps	11.8%	13.1%	(130)bps
Earnings per share	$1.90	$1.78	7%	$6.13	$5.13	19%

(Combined/non-GAAP comparison)[4]
Revenue	$4,408	$4,010	10%	$13,242	$12,022	10%
Adjusted EBIT	$766	$612	25%	$2,160	$1,802	20%
Adjusted EBIT margin	17.4%	15.3%	210bps	16.3%	15.0%	130bps
Earnings per share	$2.58	$2.04	26%	$7.23	$5.70	27%

Revenue increased 10% for the quarter and year-to-date versus prior-year combined revenue, with double-digit growth across Integrated Mission Systems, Space and Airborne Systems and Communication Systems. GAAP EPS increased 7% for the quarter and 19% year-to-date driven by higher volume from the L3Harris merger, strong operational performance, integration savings and the gain on the sale of the Harris Night Vision business, partially offset by integration costs and a step-up in deal-related amortization. Non-GAAP EPS4 grew 26% for the quarter and 27% combined year-to-date versus prior-year combined EPS from higher volume, strong operational performance and synergy savings, partially offset by higher investments and, for the third quarter, a higher tax rate. Year-to-date combined adjusted EBIT4 margin expanded 130 bps to 16.3% and funded book-to-bill was 1.09.

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4Non-GAAP adjustments exclude discontinued operations and merger deal and integration costs and amortization of deal-related intangibles and other prior-period items; combined non-GAAP prior-year results reflect L3 and Harris combined results for the applicable prior-year period on the basis described in the Basis of Preparation paragraphs below, including regarding adjustments for certain items; combined non-GAAP year-to-date results include L3 results for the first half of 2019 on the same basis; refer to Basis of Preparation paragraphs below and reconciliations of GAAP to non-GAAP financial measures in the attached tables.

Segment Results5

Integrated Mission Systems

($ millions)	Third Quarter			Year-to-Date
	CY 2019	CY 2018	Change	CY 2019	CY 2018	Change
Revenue	$1,303	$1,186	10%	$3,916	$3,520	11%
Operating income	$180	$145	24%	$497	$416	19%
Operating margin	13.8%	12.2%	160bps	12.7%	11.8%	90bps

Third quarter revenue increased 10% from strength in ISR missionization on the Compass Call Cross Deck program and special mission aircraft for the U.S. Government and from increased demand for Wescam turret systems. Operating income grew 24% to $180 million, and margin expanded 160 bps to 13.8%, driven by volume, integration savings, pension income and operational excellence, partially offset by program mix.
L3Harris strengthened its position as partner of choice for ISR aircraft missionization with the U.S. Air Force and received a $209 million contract to convert three aerial refueling tankers into specialized reconnaissance aircraft. In addition, the company received $162 million in funding for legacy aircraft, enhancing its incumbent position across the Javaman, Rivet Joint and Compass Call platforms, which enable intelligence collection, analysis and dissemination capabilities.
Key Maritime awards included $43 million for unmanned surface and underwater vessels as the company leveraged investments in innovation to grow its unmanned maritime franchise and $35 million from the U.S. Coast Guard for C4ISR solutions on the Sentinel-Class Cutter.
Domestic and international demand for L3Harris electro-optical systems remained strong. After successful first article testing, the company was awarded the first low rate production order from the U.S. Army for electro-optical sensor suites supporting the Shadow UAV program, under the previously announced $454 million, multi-year IDIQ contract. Additionally, the company reinforced its incumbency with international customers, receiving over $100 million in electro-optical orders from several NATO allies.
Year-to-date segment revenue increased 11% with a funded book-to-bill of 1.11 and operating margin expanded 90 bps to 12.7%.

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5To aid with year-over-year comparability due to the new segment structure following the L3Harris merger, all prior-year segment results reflect L3 and Harris combined results for the applicable prior-year period, on the basis described in the Basis of Preparation paragraphs below, and all calendar 2019 year-to-date segment results include L3 results for the first half of calendar 2019 on the same basis. Refer to the attached tables for actual prior-year and calendar 2019 year-to-date segment results and related reconciliations.

Space and Airborne Systems

($ millions)	Third Quarter			Year-to-Date
	CY 2019	CY 2018	Change	CY 2019	CY 2018	Change
Revenue	$1,162	$971	20%	$3,463	$2,947	18%
Operating income	$226	$164	38%	$644	$512	26%
Operating margin	19.4%	16.9%	250bps	18.6%	17.4%	120bps

Third quarter revenue increased 20% with double-digit growth in all four businesses: Electronic Warfare (EW), Avionics, Space, and Intel and Cyber. Operating income increased 38% to $226 million, and margin expanded 250 bps to 19.4%, from higher volume and integration savings, partially offset by higher investments.
Order momentum continued in Electronic Warfare and Avionics on long-term platforms – F-35, F/A-18 and F-16. The company leveraged legacy Harris EW capabilities and legacy L3's proven signal receiver capabilities into a combined solution and was down selected for the initial phase of the U.S. Air Force F-16 electronic warfare modernization program supporting a fleet-wide, 15-year upgrade cycle, a potential revenue synergy. The company also received a $33 million order to upgrade electronic countermeasure capabilities on U.S. Navy F/A-18 aircraft and $191 million for avionics components supporting the F-35 platform.
Investments in innovation continued to drive additional funding and strategic wins in the Space business with a multi-million dollar award for L3Harris' newly designed next-generation space antenna, building on the company's 40-plus-year unfurlable antenna reflector legacy. In addition, the company received $76 million in funding support for the ground-based adjacencies franchise to provide end-to-end mission solutions for new and existing classified customers.
Year-to-date segment revenue increased 18% with a funded book-to-bill of 1.10. Operating income increased 26% and operating margin expanded 120 bps to 18.6%.
Communication Systems

($ millions)	Third Quarter			Year-to-Date
	CY 2019	CY 2018	Change	CY 2019	CY 2018	Change
Revenue	$1,032	$933	11%	$3,158	$2,837	11%
Operating income	$234	$199	18%	$693	$593	17%
Operating margin	22.7%	21.3%	140bps	21.9%	20.9%	100bps

Third quarter revenue increased 11% driven by strong growth in Tactical Communications, Integrated Vision Systems and Public Safety. Tactical Communications revenue grew 19% with DoD Tactical up 33% from a ramp in U.S. DoD modernization programs and International Tactical up 9% from increased demand in Europe. Operating income increased 18% to $234 million, and margin expanded 140 bps to 22.7%, from higher volume and strong operational performance, partially offset by mix.

DoD Tactical radio modernization momentum continued in the third quarter, with $83 million in orders from the U.S. Army and Marine Corps for next-generation HF manpacks, currently the only HF manpack meeting new NSA crypto-modernization standards. International Tactical received several key orders to support security force modernization, counter-terrorism and border control, including $71 million from a country in Eastern Europe for resilient command and control radios.
In addition, the company strengthened its position in integrated networked systems with the award of a $177 million production contract from the UAE Armed Forces for the Emirates Land Tactical Systems (ELTS) Full Operational Capability program. This contract follows the company's successful completion of the Initial Operational Capability program and an ongoing technical support and training contract, bringing the inception-to-date value to $437 million against a $1 billion-plus opportunity.
Key awards in the Broadband business included a $92 million award for ROVER® 6 transceivers for the U.S. Army Gray Eagle Aircraft, extending the company's position on unmanned platforms. In addition, the company received a $43 million order for advanced datalinks for the U.S. Army's Apache Manned/Unmanned Teaming Expanded Range program, increasing the total awarded value to $190 million.
Integrated Vision Systems received an additional $154 million in funding for phase one of the Enhanced Night Vision Goggle-Binocular program, a key milestone in a multi-year, $1.2 billion recapitalization opportunity.
Public Safety expanded its customer base with a $76 million award from Duke Energy to provide a multi-state, critical communications solution for one of the largest electric utilities in the U.S., supporting more than 12,000 users.
Year-to-date segment revenue increased 11% with a funded book-to-bill of 1.09. Tactical Communications revenue grew 17% and funded backlog increased by 17% to $1.1 billion. Segment operating margin expanded 100 bps to 21.9%.
Aviation Systems

($ millions)	Third Quarter			Year-to-Date
	CY 2019	CY 2018	Change	CY 2019	CY 2018	Change
Revenue	$948	$953	—%	$2,827	$2,818	—%
Operating income	$127	$96	32%	$324	$276	17%
Operating margin	13.4%	10.1%	330bps	11.5%	9.8%	170bps

Third quarter revenue was flat as a ramp in fuzing, ordinance and guidance systems in Defense Aviation Products was offset by a decline in Commercial Training Solutions and the competitive loss of the USAF C-17 contract. Operating income increased 32% to $127 million, and margin expanded 330 bps to 13.4%, driven by improved performance, including for Electron Devices, and integration savings, partially offset by mix.
L3Harris received $116 million in awards for combat propulsion systems supporting the U.S. Army's ground vehicle recapitalization strategy. Additionally, the company was awarded an initial task order against a $99 million IDIQ as part of the Army's Future Tactical UAS program.

The company continued its solid position in military training and commercial aviation systems with a $74 million award for Army flight training and $50 million in awards from the Transportation Security Administration for security and detection systems.
Year-to-date segment revenue was flat with a funded book-to-bill of 1.05. Operating income increased 17% and operating margin expanded 170 bps to 11.5%.

Cash and Capital Deployment

($ millions)	Third Quarter			Year-to-Date
	CY 2019	CY 2018	Change	CY 2019	CY 2018	Change
Operating cash flow	$81	$117	$(36)	$797	$495	$302
Adjusted free cash flow[6]	$618	$277	$341	$1,629	$942	$687

In the first three quarters of calendar 2019, the company generated $1.6 billion in combined adjusted free cash flow6, up 73% versus prior-year combined adjusted free cash flow, and, in the quarter, returned $922 million to shareholders through $750 million in share repurchases and $172 million in dividends.

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6Combined free cash flow adjusted to add back cash flow for merger deal and integration costs and pension pre-funding; refer to reconciliations of GAAP to non-GAAP financial measures in the attached tables.

Guidance
As a result of strong year-to-date performance, L3Harris updated its guidance to the following:
Second half calendar year 2019 guidance:

•	Revenue of approximately $9.2 billion, up ~10% from combined second half calendar 2018 (tightened from previous range of $9.2 - $9.3 billion, up 9.5% - 10.5%)

•	GAAP EPS of approximately $3.81 and non-GAAP EPS[7] of approximately $5.35 (increased from previous range of $2.31 - $2.41 GAAP and $4.95 - $5.05 non-GAAP)

•
Operating cash flow of approximately $834 million; adjusted free cash flow[8] of approximately $1.35 billion (tightened from previous guidance of $1.07 - $1.12 billion operating cash flow and $1.30 - $1.35 billion adjusted free cash flow)

Full calendar year 2019 guidance:

•	Revenue of approximately $18.1 billion, up ~10% from combined full year calendar 2018 (tightened from previous range of $18.0 - $18.1 billion, up 9.5% - 10.5%)

•	GAAP EPS of approximately $8.03 and non-GAAP EPS[7] of approximately $10.00 (increased from previous range of $6.35 - $6.45 GAAP and $9.60 - $9.70 non-GAAP)

•
Operating cash flow of approximately $1.95 billion; adjusted free cash flow[8] of approximately $2.35 billion (tightened from previous guidance of $2.24 - $2.29 billion operating cash flow and $2.30 - $2.35 billion adjusted free cash flow)

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7Excludes merger deal and integration costs and amortization of acquisition-related intangibles; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
8Adjusted to add back cash flow for merger deal and integration costs and pension pre-funding; refer to reconciliations of GAAP to non-GAAP financial measures in the attached tables.

Conference Call and Webcast
L3Harris will host a conference call today, October 30, at 8:30 a.m. Eastern Time (ET) to discuss its calendar 2019 third quarter financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.l3harris.com/investors. A recording of the call will be available on the L3Harris website beginning at approximately 12 p.m. ET on October 30.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $17 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the third quarter and first three quarters of calendar 2019 and expected earnings per diluted share from continuing operations for the second half and full calendar 2019, in each case excluding L3Harris deal and integration costs, deal-related amortization expense and gain on sale of Harris’ Night Vision business; earnings per diluted share from continuing operations for the third quarter and first three quarters of calendar 2018, in each case excluding the impact of non-cash adjustments related to tax reform and charges related to a decision to transition and exit a commercial line of business and other items, and in the case of the first three quarters of calendar 2018, also excluding a one-time non-cash charge from an adjustment for deferred compensation; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the third quarter and first three quarters of calendar 2019, in each case excluding net interest expense, income taxes, discontinued operations net of income taxes and L3Harris deal and integration costs; adjusted EBIT and adjusted EBIT margin for the third quarter and first three quarters of calendar 2018, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes, charges related to a decision to transition and exit a commercial line of business and other items and a one-time non-cash charge from an adjustment for deferred compensation; free cash flow for the third quarter and first three quarters of calendar 2019 and third quarter and first three quarters of calendar 2018, in each case excluding cash flow for capital expenditures; adjusted free cash flow for the third quarter and first three quarters of calendar 2019 and expected adjusted free cash flow for the second half and full calendar 2019, in each case excluding cash flow for capital expenditures and L3Harris deal and integration costs and adjusted for the voluntary contribution to qualified pension plans in the third quarter of calendar 2019; and adjusted free cash flow for the third quarter and first three quarters of calendar 2018, in each case excluding cash flow for capital expenditures and adjusted to add back the voluntary contribution to qualified pension plans in the first quarter of calendar 2018. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Basis of Preparation of Unaudited Combined L3 and Harris Historical Financial Information
As supplemental information to aid with year-over-year comparability following the L3Harris merger, L3Harris has included certain unaudited combined L3 and Harris historical financial information, which combines L3 and Harris historical operating results as if the businesses had been operated together during prior periods on the basis of the combined company’s four segment structure effective following the merger, but excluding the operating results of Harris’ Night Vision business and L3's divested businesses, allocating Harris’ corporate department expense to the new segment structure and excluding Harris historical deal amortization (primarily related to Exelis) (the “Supplemental Unaudited Combined Financial Information”). L3Harris current-period adjusted results exclude, and L3Harris intends to continue to exclude in future-period adjusted results, all deal amortization (including L3 historical deal amortization). The Supplemental Unaudited Combined Financial Information has no impact on L3’s or Harris’ previously reported consolidated balance sheets or statements of income, comprehensive income, cash flows or equity.

For avoidance of doubt, the Supplemental Unaudited Combined Financial Information also is not intended to be, and is not, prepared consistent with the unaudited pro forma condensed combined financial information in Exhibit 99.7 to L3Harris’ Current Report on Form 8-K filed July 1, 2019 with the U.S. Securities and Exchange Commission (the “Pro Forma 8-K Filing”), which provides the pro forma financial information required by Item 9.01(b) of Form 8-K, or other pro forma financial information prepared in accordance with Article 11 of Regulation S-X that may be included in L3Harris periodic reports filed with the SEC (collectively with the pro forma information in Exhibit 99.7 to the Pro Forma 8-K Filing, the “Pro Forma Financial Information”). For instance, the Supplemental Unaudited Combined Financial Information does not give effect to the L3Harris merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 805, Business Combinations (“ASC Topic 805”), with Harris treated as the legal and accounting acquirer, and was not prepared to reflect the merger as if it occurred on the first day of any of the fiscal periods presented. The Supplemental Unaudited Combined Financial Information has not been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, or (3) expected to have a continuing impact on the combined results of L3 and Harris. More specifically, other than excluding the operating results of Harris’ Night Vision business and L3's divested businesses, allocating Harris’ corporate department expense to the combined company’s four segment structure and excluding Harris historical deal amortization (primarily related to Exelis), the Supplemental Unaudited Combined Financial Information does not reflect the types of pro forma adjustments in the Pro Forma Financial Information. Consequently, the Supplemental Unaudited Combined Financial Information is intentionally different from, but does not supersede, the Pro Forma Financial Information.

In addition, the Supplemental Unaudited Combined Financial Information does not purport to indicate the results that actually would have been obtained had the L3 and Harris businesses been operated together on the basis of the combined company’s four segment structure during the periods presented, or which may be realized in the future.

Amounts Adjusted for Certain Items - The Supplemental Unaudited Combined Financial Information includes amounts adjusted for certain items, including revenue, net income, net income margin, income from continuing operations per diluted common share and cash flow, in each case as adjusted to exclude merger-related deal and integration costs and certain other items previously reported by L3 or Harris, as applicable, for the prior periods as set forth in Tables 5 to 8 and the related notes. Such amounts should be viewed in addition to, and not in lieu of, revenue, net income, net income margin, income from continuing operations per diluted common share and cash flow and other financial measures on an unadjusted basis. Tables 5 to 8 and the related notes provide a reconciliation of adjusted amounts with the most directly comparable unadjusted amount. L3Harris management believes that these adjusted amounts, when considered together with the unadjusted amounts, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. L3Harris management also believes that these adjusted amounts enhance the ability of investors to analyze trends in L3Harris’ business and to understand L3Harris’ performance. In addition, L3Harris may utilize adjusted amounts as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Adjusted amounts should be considered in addition to, and not as a substitute for, or superior to, unadjusted amounts.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, earnings and cash flow guidance for the second half and full calendar year 2019; potential contract opportunities and awards; the potential value and timing of contract awards; statements regarding confidence in raising guidance for calendar 2019; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: risks related to disruption of management time from ongoing business operations due to the combination of L3 and Harris; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the combination; the risk that any announcements relating to the combination could have adverse effects on the market price of the company’s stock; the risk that the combination could have an adverse effect on the company’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on its operating results and businesses generally; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis’ spin-off of Vectrus, Inc. and Exelis’ spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

	(In millions, except per share amounts)
Revenue from product sales and services	$4,431	$1,542	$8,024	$4,765
Cost of product sales and services	(3,242)	(1,010)	(5,604)	(3,135)
Engineering, selling and administrative expenses	(999)	(279)	(1,658)	(902)
Gain on sale of business	229	—	229	—
Non-operating income	79	47	173	113
Interest income	9	1	10	2
Interest expense	(67)	(44)	(149)	(131)
Income from continuing operations before income taxes	440	257	1,025	712
Income taxes	(5)	(41)	(78)	(90)
Income from continuing operations	435	216	947	622
Discontinued operations, net of income taxes	—	(3)	(1)	—
Net income	435	213	946	622
Noncontrolling interests, net of income taxes	(6)	—	(6)	—
Net income attributable to L3Harris Technologies, Inc.	$429	$213	$940	$622

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$1.93	$1.82	$6.25	$5.24
Discontinued operations	—	(0.01)	—	—
	$1.93	$1.81	$6.25	$5.24
Diluted
Continuing operations	$1.90	$1.78	$6.13	$5.13
Discontinued operations	—	(0.01)	—	—
	$1.90	$1.77	$6.13	$5.13

Basic weighted average common shares outstanding	222.6	117.9	150.6	118.7
Diluted weighted average common shares outstanding	225.4	120.6	153.5	121.2

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

	(In millions)
Revenue
Integrated Mission Systems	$1,303	$12	$1,328	$36
Space and Airborne Systems	1,162	840	3,137	2,568
Communication Systems	1,032	480	2,221	1,540
Aviation Systems	948	172	1,278	510
Other non-reportable business segments	23	39	102	119
Corporate eliminations	(37)	(1)	(42)	(8)
	$4,431	$1,542	$8,024	$4,765
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Integrated Mission Systems	$180	$2	$186	$6
Space and Airborne Systems	226	156	595	476
Communication Systems	234	137	577	441
Aviation Systems	127	24	163	54
Other business activities and non-reportable segments	(93)	6	(80)	(34)
Merger, acquisition and divestiture-related expenses and losses	(281)	—	(333)	—
Amortization of acquisition-related intangibles	(123)	(25)	(173)	(76)
Gain on sale of business	229	—	229	—
Pension adjustment	(80)	(47)	(173)	(139)
Non-operating income	79	47	173	113
Net interest expense	(58)	(43)	(139)	(129)
	$440	$257	$1,025	$712

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

	(In millions)
Operating Activities
Net income	$435	$213	$946	$622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201	65	330	194
Pension income and share-based compensation	85	—	88	(9)
Qualified pension plan contributions	(327)	—	(328)	(301)
Gain on sale of business, net	(229)	—	(229)	—
Gain on sale of asset group	(12)	—	(12)	—
Loss on extinguishment of debt	—	—	—	24
(Increase) decrease in:
Accounts receivable	31	34	50	(53)
Contract assets	(110)	(88)	(88)	(80)
Inventories	75	(3)	88	1
Increase (decrease) in:
Accounts payable	—	(141)	17	19
Contract liabilities	(7)	38	10	72
Other	(61)	(1)	(75)	6
Net cash provided by operating activities	81	117	797	495
Investing Activities
Net additions of property, plant and equipment	(84)	(31)	(178)	(124)
Proceeds from sale of business, net	346	—	346	—
Net cash acquired in L3Harris Merger	1,132	—	1,132	—
Proceeds from sale of asset group	20	—	20	—
Other investing activities	—	—	2	(3)
Net cash provided by (used in) investing activities	1,414	(31)	1,322	(127)
Financing Activities
Net proceeds from borrowings	3	216	4	1,355
Repayments of borrowings	(100)	—	(405)	(1,295)
Proceeds from exercises of employee stock options	95	15	127	31
Repurchases of common stock	(750)	(200)	(750)	(322)
Cash dividends	(177)	(82)	(339)	(217)
Other financing activities	(85)	(18)	(90)	(32)
Net cash used in financing activities	(1,014)	(69)	(1,453)	(480)
Effect of exchange rate changes on cash and cash equivalents	(10)	—	(8)	(5)
Net increase (decrease) in cash and cash equivalents	471	17	658	(117)
Cash and cash equivalents, beginning of period	530	288	343	422
Cash and cash equivalents, end of period	$1,001	$305	$1,001	$305

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 27, 2019	June 28, 2019	December 28, 2018

	(In millions)
Assets
Cash and cash equivalents	$1,001	$530	$343
Receivables	1,275	457	494
Contract assets	2,625	807	829
Inventories	1,339	360	425
Property, plant and equipment	2,073	894	901
Operating lease right-of-use assets	934	—	—
Goodwill	20,749	5,340	5,370
Other intangible assets	7,516	870	930
Inventory prepayments	164	—	—
Other assets	1,271	859	560
	$38,947	$10,117	$9,852

Liabilities
Short-term debt	$3	$103	$103
Accounts payable	1,423	525	521
Contract liabilities	1,210	496	479
Compensation and benefits	521	161	128
Current portion of long-term debt, net	656	656	305
Defined benefit plans	2,145	1,174	635
Operating lease liabilities	831	—	—
Long-term debt, net	6,307	2,763	3,411
Other liabilities	2,926	876	858
Equity	22,925	3,363	3,412
	$38,947	$10,117	$9,852

L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin and net cash provided by operating activities, adjusted for certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

	(In millions)
Revenue from product sales and services	$4,431	$1,542	$8,024	$4,765
Add pre-merger L3 revenue from product sales and services	—	2,519	5,331	7,473
Less revenue generated by the Harris Night Vision business	(23)	(39)	(102)	(119)
Less revenue generated by divested L3 businesses	—	(6)	(2)	(78)
Intracompany eliminations	—	(6)	(9)	(19)
Combined revenue from product sales and services (B)	$4,408	$4,010	$13,242	$12,022

Net income	$435	$213	$946	$622
Adjustments:
Pre-merger L3 net income	—	208	437	795
Discontinued operations, net of income taxes	—	3	1	(206)
Net interest expense	58	78	205	241
Income taxes	5	59	165	180
Net operating income generated by the Harris Night Vision business	—	(6)	(14)	(17)
Net operating loss generated by divested L3 businesses	—	2	2	3
(Gain) loss on sale of businesses	(229)	4	(229)	(44)
Gain on sale of asset group	(12)	—	(12)	—
L3Harris Merger transaction costs, including change in control charges, and pre-merger L3 transaction costs	135	5	202	5
L3Harris integration costs	146	—	176	—
Additional cost of sales related to the fair value step-up in inventory sold	92	—	92	—
Amortization of acquisition-related intangibles	123	25	173	76
Non-cash cumulative adjustment to lease expense	12	—	12	—
Charges related to decision to transition and exit a commercial line of business and other items	—	—	—	47
Charge related to consolidation of certain Exelis facilities	—	—	—	5
Losses and other costs related to debt refinancing	1	21	4	95
Total adjustments	331	399	1,214	1,180
Adjusted EBIT (A)	$766	$612	$2,160	$1,802

Adjusted EBIT margin percentage (A) / (B)	17.4%	15.3%	16.3%	15.0%

Table 6
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to L3Harris Technologies, Inc.
(Unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Income from continuing operations per diluted common share attributable to L3Harris Technologies, Inc. common shareholders	$1.90	$1.78	$6.13	$5.13
Pre-merger L3 income from continuing operations per diluted common share attributable to common shareholders	—	0.90	1.89	2.55
Impact of L3 diluted common shares	—	(0.81)	(1.95)	(2.35)
	1.90	1.87	6.07	5.33
Adjustments:
Net operating income generated by the Harris Night Vision business	—	(0.03)	(0.04)	(0.06)
Net operating loss generated by divested L3 businesses	—	0.01	0.01	0.01
(Gain) loss on sale of businesses	(1.02)	0.02	(1.02)	(0.19)
Gain on sale of asset group	(0.05)	—	(0.05)	—
L3Harris Merger transaction costs, including change in control charges, and pre-merger L3 transaction costs	0.60	0.02	0.90	0.02
L3Harris integration costs	0.65	—	0.78	—
Additional cost of sales related to the fair value step-up in inventory sold	0.41	—	0.41	—
Amortization of acquisition-related intangibles	0.55	0.11	0.77	0.34
Non-cash cumulative adjustment to lease expense	0.05	—	0.05	—
Charges related to decision to transition and exit a commercial line of business and other items	—	—	—	0.21
Charge related to consolidation of certain Exelis facilities	—	—	—	0.03
Losses and other costs related to debt refinancing	—	0.09	0.01	0.42
Total pre-tax adjustments	1.19	0.22	1.82	0.78
Income taxes on above adjustments	(0.51)	(0.05)	(0.66)	(0.18)
Impact of non-cash adjustments related to tax reform	—	—	—	(0.23)
Total adjustments after-tax	0.68	0.17	1.16	0.37
Adjusted income from continuing operations per diluted common share	$2.58	$2.04	$7.23	$5.70

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to L3Harris Technologies, Inc.
(Unaudited)

Guidance

	Two Quarters Ended January 3, 2020	Four Quarters Ended January 3, 2020
Income from continuing operations per diluted common share attributable to L3Harris Technologies, Inc. common shareholders	~ $3.81	~ $8.03
Pre-merger L3 income from continuing operations per diluted common share attributable to common shareholders	—	~ 1.89
Impact of L3 diluted common shares	—	~ (1.95)
	~ 3.81	~ 7.97
Adjustments:
Net operating income generated by the Harris Night Vision business	—	~ (0.04)
Net operating loss generated by divested L3 businesses	—	~ 0.01
L3Harris Merger transaction costs, including change in control charges, and pre-merger L3 transaction costs	~ 0.61	~ 0.92
L3Harris integration costs	~ 0.96	~ 1.10
Gain on sale of business	~ (1.01)	~ (1.02)
Amortization of acquisition-related intangibles	~ 1.09	~ 1.32
Additional cost of sales related to the fair value step-up in inventory sold	~ 0.68	~ 0.68
Gain on sale of asset group	~ (0.05)	~ (0.05)
Non-cash cumulative adjustment to lease expense	~ 0.05	~ 0.05
Losses related to debt refinancing	~ 0.01	~ 0.02
Total pre-tax adjustments	~ 2.34	~ 2.99
Income taxes on above adjustments	~ (0.80)	~ (0.96)
Total adjustments after-tax	~ 1.54	~ 2.03
Non-GAAP income from continuing operations per diluted common share	~ $5.35	~ $10.00

Table 8
L3HARRIS TECHNOLOGIES, INC.
CY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

	(In millions)
Net cash provided by operating activities	$81	$117	$797	$495
Pre-merger L3 net cash provided by operating activities	—	164	414	351
Net additions of property, plant and equipment	(84)	(31)	(178)	(124)
Pre-merger L3 net additions of property, plant and equipment	—	(58)	(98)	(165)
Free cash flow	(3)	192	935	557
Less net cash provided by operating activities from L3 discontinued operations	—	—	(19)	(9)
Income tax payments attributable to discontinued operations	—	69	—	78
Cash used for L3Harris Merger transaction costs, including change in control payments, and pre-merger L3 transaction costs	251	16	320	16
Cash used for L3Harris integration costs	68	—	91	—
Voluntary contribution to defined pension plans	302	—	302	300
Adjusted free cash flow	$618	$277	$1,629	$942

Guidance
	Two Quarters Ended January 3, 2020	Four Quarters Ended January 3, 2020
Net cash provided by operating activities	~ $834	~ $1,951
Less capital expenditures	~ (190)	~ (380)
Free cash flow	~ 644	~ 1,571
Less net cash provided by operating activities from L3 discontinued operations	—	~ (19)
Cash used for L3Harris Merger transaction costs, including change in control payments, and pre-merger L3 transaction costs	~ 262	~ 331
Cash used for L3Harris integration costs	~ 142	~ 165
Voluntary contribution to defined pension plans	~ 302	~ 302
Adjusted free cash flow	~ $1,350	~ $2,350